EXHIBIT 32

BladeLogic, Inc.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BladeLogic, Inc. (the “Company”) on Form 10-Q for the quarterly period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Dev Ittycheria, President and Chief Executive Officer of the Company, and John J. Gavin, Jr., Senior Vice President, Finance, and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2008

/s/ Dev Ittycheria
Dev Ittycheria
President and Chief Executive Officer

/s/ John J. Gavin, Jr.
John J. Gavin, Jr.
Executive Vice President, Finance, and Chief Financial Officer